UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1009 McKinley Avenue, Kellogg, Idaho 83837

(Address of Principal Executive Offices) (Zip Code)

(604) 417-7952

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Teck Facility Draw

On August 28, 2026, Bunker Hill Mining Corp. (the “Company”) drew an additional US$2.0 million under its uncommitted demand revolving standby prepayment facility established pursuant to the Standby Prepayment Facility Agreement, dated as of June 5, 2025 (the “Facility”), by and among the Company, Silver Valley Metals Corp. (together with its successors and permitted assigns, “SV Borrower”), and Teck Metals Ltd. (the “Lender”). Following the draw on August 28, 2026, the total draw on the Teck Facility outstanding is US$8.0 million. The proceeds from the drawdown will be used to support working capital requirements and ongoing operational activities as the Company advances toward full commercial production.

As previously disclosed in the Company’s Form 8-K as filed on June 11, 2025, the Facility permits revolving draws up to an aggregate maximum principal amount of US$10.0 million and is uncommitted and repayable on demand. The availability period ends on the earliest of (i) June 30, 2028, (ii) the date on which the project reaches 90% of nameplate capacity, and (iii) termination of the facility by the Lender, in each case subject to the terms and conditions therein. Amounts repaid may be reborrowed during the availability period, and each advance must be at least US$500,000. Amounts drawn bear interest at 13.5% per annum from their funding date to June 30, 2027, and a rate equal 15.0% per annum thereafter, subject to automatic increases. Interest is calculated on a 360-day year and capitalized quarterly in arrears. Upon an event of default, default interest accrues at the applicable rate plus 3.0% per annum.

The Company’s obligations under the Facility are secured by a first-ranking security interest over substantially all property and assets of the obligors, subject to permitted liens.

The foregoing description of the material terms of the Facility is qualified in its entirety by reference to the Standby Prepayment Facility Agreement, dated June 5, 2025, which was filed as Exhibit 10.34 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 27, 2025 and the description of the Facility contained in the Company’s 8-K as filed on June 11, 2025, which is incorporated herein by reference.

Ocean Partners Facility Draw

On September 1, 2026, the Company drew US$4.0 million under its Prepayment Agreement (the “Prepayment Agreement”) by and among the Company, SV Borrower and Ocean Partners UK Limited (“Ocean Partners”) pursuant to which Ocean Partners agreed to provide the Company with a concentrate prepayment facility of up to US$10.0 million (the “Ocean Partners Facility”). This is the first draw under the Ocean Partners Facility. The proceeds from the drawdown will be used for working capital at the Bunker Hill Mine in Idaho.

As previously disclosed in the Company’s Form 8-K as filed on August 25, 2026, the amounts outstanding under the Ocean Partners Facility bear interest at a rate equal to 7.0% per annum plus the three-month secured overnight financing rate as published by the CME Group, representing the forward-looking cost of borrowing cash overnight collateralized by U.S. Treasury securities, as determined based on actual transactions in the repurchase agreement market. Interest accrues daily and is payable monthly in arrears on the first business day of the next month. During an event of default, the applicable interest rate increases by an additional 3.0% per annum computed on the basis of a 360 day year. Interest is payable at the option of the Borrower by either (i) setoff against any payments owed against concentrates or (ii) in cash.

The foregoing description of the material terms of the Ocean Partners Facility is qualified in its entirety by reference to the Prepayment Agreement, dated August 20, 2026, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 25, 2026 and the description of the Ocean Partners Facility contained in the Company’s Form 8-K as filed on August 25, 2026, which is incorporated herein by reference.

Item 7.01 Regulation FD.

On August 31, 2026, the Company issued a press release discussing its draw from the Facility.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 31, 2026
104	Cover Page Interactive Data File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUNKER HILL MINING CORP.

DATE: September 3, 2026	By:	/s/ Sam Ash
Sam Ash
President and Chief Executive Officer